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Exhibit 23.1

[MCGLADREY & PULLEN LETTERHEAD]

Independent Auditor's Consent

        We consent to the use in this Registration Statement dated on or about December 17, 2003 of The Bank Holdings on Form SB-2 of our report on Nevada Security Bank dated April 17, 2003, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

/s/  MCGLADREY & PULLEN, LLP

Las Vegas, Nevada
December 16, 2003

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[MCGLADREY & PULLEN LETTERHEAD]